UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2018

NanoFlex Power Corporation

(Exact name of registrant as specified in its charter)

Florida	333-187308	46-1904002
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17207 N. Perimeter Dr., Suite 210

Scottsdale, AZ 85255

(Address of Principal Executive Offices)

(former name or former address, if changed since last report)

Registrant’s telephone number, including area code: 480-585-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 16, 2018, NanoFlex Power Corporation, a Florida corporation (the “Company”) entered into a Securities Purchase Agreement (the “Power Up SPA”) with Power Up Lending Group Ltd. (“Power Up”) pursuant to which Power Up purchased a convertible promissory note evidencing a loan of $54,000. On January 16, 2018, the Company issued Power Up a $54,000 convertible promissory note (the “Power Up Note”). The Power Up Note entitles the holder to 12% interest per annum and matures on October 30, 2018.

Power Up may convert the Power Up Note into shares of the Company’s common stock beginning on the date which is 180 days from the issuance date of the Power Up Note, at a price equal to 61% of the average of the lowest two trading prices during the 15 trading day period ending on the last complete trading date prior to the date of conversion, provided, however, that Power Up may not convert the Power Up Note to the extent that such conversion would result in Power Up’s beneficial ownership being in excess of 4.99% of the Company’s issued and outstanding common stock together with all shares owned by Power Up and its affiliates. The beneficial ownership limitation may not be waived by Power Up.

If the Company prepays the Power Up Note within 30 days of its issuance, the Company must pay all of the principal at a cash redemption premium of 110%; if such prepayment is made between the 31st day and the 60th day after the issuance of the note, then such redemption premium is 115%; if such repayment is made from the sixty first 61st to the 90th day after issuance, then such redemption premium is 120%; and if such repayment is made from the 91st to the 180th day after issuance, then such redemption premium is 125%. After the expiration of the 180 days following the issuance, there shall be no further right of pre-payment.

In connection with the Power Up Note, the Company agreed to cause its transfer agent to reserve 2,276,793 shares of the Company’s common stock, in the event that the Power Up Note is converted. The Power Up Note was funded on January 18, 2018.

The foregoing descriptions of the Power Up SPA and note are qualified in their entirety by reference to the full text of the form of Securities Purchase Agreement and form note, copies of which are filed herewith as Exhibit 10.1 and 10.2 respectively, and are incorporated by reference herein.

On January 16, 2018, the Company entered into a Securities Purchase Agreement (the “EMA SPA”) with EMA Financial, LLC (“EMA”) pursuant to which EMA agreed to purchase a convertible promissory note evidencing a loan of $125,000. The loan under the EMA SPA was funded on January 24, 2018. On January 16, 2018, the Company shall issue to EMA a $125,000 convertible promissory note (the “EMA Note”). EMA is purchasing the EMA Note for a purchase price of $117,500. The EMA Note has an interest rate of 10% per annum, a default interest rate of 24% and matures on January 16, 2019.

EMA may convert the EMA Note into shares of the Company’s common stock beginning from the date of issuance of the EMA Note through the date which is 180 days from the issuance date of the EMA Note, at a conversion price of $0.50 per share. Starting on the 181st date after the issuance date of the EMA Note, EMA may convert the EMA Note into shares of the Company’s common stock at a conversion price equal to the lower of (i) the closing price of the Company’s common stock on the principal market on the trading day immediately preceding the date of conversion of the EMA Note or (ii) 60% of the lowest sale price for the Common Stock on the Principal Market during the 20 consecutive trading day conversion including and immediately preceding the Conversion Date, or the closing bid price, whichever is lower, provided, however, that EMA may not convert the EMA Note to the extent that such conversion would result in EMA’s beneficial ownership being in excess of 4.99% of the Company’s issued and outstanding common stock together with all shares owned by EMA and its affiliates, unless such limit is waived by EMA. The conversion price under the EMA Note is further subject to additional adjustments as set forth in the full text of the EMA Note, which is filed herewith as Exhibit 10.4

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If the Company prepays the EMA Note within six months following the issuance date of the EMA Note, the Company must pay all of the principal at a cash redemption premium of either (i) 150% if such prepayment is made after 90 days after the issuance date of the EMA Note or (ii) 135% if such prepayment is made prior to or on the 90th day after the issuance of the EMA Note. After the expiration of six months following the issuance of the EMA Note, there shall be no further right of pre-payment.

In connection with the EMA Note, the Company’s transfer agent reserved 4,806,000 shares of the Company’s common stock, in the event that the EMA Note is converted.

The foregoing descriptions of the EMA SPA and the EMA Note are qualified in their entirety by reference to the full text of the form of the EMA SPA and the form of the EMA Note, copies of which are filed herewith as Exhibit 10.3 and 10.4 respectively, and are incorporated by reference herein.

The Company intends to pay off the EMA Note and the Power Up Note prior to the conversion of such notes, with funding it plans to raise from additional financings. If the Company does make the prepayment of the Power UP Note, the Company shall be subject to the redemption premiums set forth in such note as described above. Further, if the EMA Note or the Power Up Note, or both, are converted prior to the Company paying off such notes, it would lead to substantial dilution to the Company’s shareholders as a result of the conversion price for notes possibly being below the market price. There can be no assurance that the additional funds will be available to the Company when needed to pay of these notes, or if available, on terms that will be acceptable to the Company or its shareholders. If the Company fails to obtain such additional financing on a timely basis, the holders of such notes may convert them and sell the underlying shares which may result in significant dilution to shareholders due to the conversion discount, as well as a significant decrease in our stock price.

ITEM 8.01 OTHER EVENTS.

As reported in the Company’s quarterly report for the quarter ended September 30, 2017, as filed with the Securities and Exchange Commission on November 13, 2017 (the “10-Q”), on April 24, 2017, the Company entered into a Securities Purchase Agreement with Power Up pursuant to which Power Up purchased a convertible promissory note evidencing a loan of $58,500. The Company paid off this note in full on October 19, 2017. Further, as reported in the 10-Q, on April 25, 2017, the Company borrowed $115,000 from JSJ Investments, Inc. (“JSJ”) and issued to JSJ a $115,000 convertible promissory note with a maturity date of January 25, 2018. The Company paid off this note in full on October 19, 2017. Further, as reported in the 10-Q, on April 28, 2017, the Company entered into a Securities Purchase Agreement with Silo Equity Partners Venture Fund, LLC (“Silo”) pursuant to which Silo purchased a convertible promissory note evidencing a loan of $100,000. The Company paid off this note in full on October 19, 2017. Further, as reported in the 10-Q, on May 4, 2017, the Company agreed to borrow up to $500,000 from JMJ Financial (“JMJ”) and issued to JMJ a convertible promissory note of up to $500,000, evidencing the loan with a maturity date of May 4, 2018. The Company paid off the this note in full in two tranches, a payment on August 3, 2017 and a payment on August 4, 2017 in equal amounts, with both payments totaling $416,842 of which a $101,053 penalty on prepayment was recorded as loss on debt extinguishment.

Additionally, on January 16, 2018, the Company paid off in full the promissory note in the amount of $43,000, which the Company issued to Power Up on July 25, 2017.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit No	Description

10.1	Form of Securities Purchase Agreement with Power Up.

10.2	Form of Convertible Promissory Note for Power Up.

10.3	Form of Securities Purchase Agreement with EMA.

10.4	Form of Convertible Promissory Note for EMA.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NanoFlex Power Corporation

Date: January 25, 2018	By:	/s/ Dean Ledger
Name: Dean L. Ledger
Title: Chief Executive Officer

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